TOLLYCRAFT YACHT CORPORATION
No. WA_________ 				 		______________ "A" WARRANTS

"A" WARRANT CERTIFICATE TO PURCHASE COMMON STOCK
ADDENDUM TO PREFERRED STOCK CERTIFICATE
CUSIP NUMBER ______________

THIS CERTIFIES THAT, FOR VALUE RECEIVED ___________________________ (the "Registered Holder") is the owner of the number of Warrants (the "Warrants") specified above.
	Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate, one fully paid and nonassessable share of Common Stock, $0.001 par value, of TOLLYCRAFT YACHT CORPORATION, a Nevada corporation (the "Company"), at any time from June 29, 1999 (the "Initial Warrant Exercise Date"), and prior to the Expiration (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Preferred Stock Certificate to which it is attached and an Exercise Form duly executed, at the corporate office of INTERWEST TRANSFER COMPANY, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $2.25, subject to adjustment (the
"Exercise Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.
Upon exercise, in addition to the Common Stock, there shall be issued and delivered to the Registered Holder: a new Preferred Stock Certificate, with a "B" Warrant Certificate Addendum attached thereto, for the number of Common Stock shares acquired by exercise. Each "B" Warrant, when attached to the Preferred Stock Certificate, entitles the Registered Holder to purchase one share of Common Stock after June 29, 2000 upon payment of $2.00 per share and also receive a "C" Warrant which, when attached to the Preferred Stock Certificate, entitles the Registered Holder to purchase one share of Common Stock after June 29, 2001 upon payment of $1.25 per share.
The Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment in case the Company shall at any time (a) subdivide or combine the outstanding shares of Common Stock, the Exercise price shall forthwith be proportionately decreased in the case of a subdivision or increased in the case of a combination, (b) pay a dividend in, or make a distribution of, shares of Common Stock, the Exercise price shall forthwith be proportionately decreased, (c) cause any reclassification or change of outstanding shares (including as a result of a combination or merger) of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or (d) effect any sale or conveyance to another corporation of all or substantially all of the assets or property of the Company that is effected in such a way that holders of the securities issuable upon exercise of the Warrants shall be entitled to receive securities or other property with respect to or in exchange for the securities issuable upon exercise of the Warrants, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.
Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate and the Preferred Certificate to which it is attached upon the surrender hereof and shall execute and deliver a new "A" Warrant Certificate and Preferred Stock Certificate or "A" Warrant Certificates and Preferred Stock Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such "A" Warrants and shares of Preferred Stock.
Any securities issued pursuant to the exercise of this Warrant shall be restricted securities subject to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") unless registered by the Company.
THIS WARRANT IS TRANSFERABLE AND EXERCISEABLE ONLY WITH THE PREFERRED
STOCK CERTIFICATE WITH WHICH IT WAS ISSUED. IF IT BECOMES DETACHED FROM SUCH PREFERRED STOCK CERTIFICATE IT AUTOMATICALLY EXPIRES AND BECOMES NULL AND VOID. ANY TRANSFER OF THE PREFERRED STOCK WITHOUT THE TRANSFER OF THIS WARRANT WILL EXTINGUISH THIS WARRANT.
The Company and the Warrant Agent may deem and treat the Registered
Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the presentment of the Preferred Stock Certificate to which the Warrant Certificate is attached. Prior to the exercise of any Warrant represented hereby, the Registered Holder, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company.
This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Utah. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful. This Warrant Certificate is not valid unless countersigned by the Warrant Agent.
	IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed on _______________, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

TOLLYCRAFT YACHT CORPORATION				SEAL

By: __________________________________
Name: Title:

By: __________________________________
Name: Title:

COUNTERSIGNED: INTERWEST TRANSFER COMPANY as Warrant Agent


By: __________________________________
Authorized Officer


TOLLYCRAFT YACHT CORPORATION

EXERCISE FORM

"A" WARRANT CERTIFICATE TO PURCHASE COMMON STOCK
ADDENDUM TO PREFERRED STOCK CERTIFICATE



To Be Executed by the Registered Holder in Order to Exercise "A" Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise ___________________ "A" Warrants represented by this Warrant Certificate and this Preferred Stock Certificate to which it is attached, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

___________________________________________________________________
PLEASE PRINT OR TYPE NAME OF PARTIES
___________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
______________________ ______________________ ______________________
PLEASE PRINT OR TYPE ADDRESS TO BE DELIVERED TO

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate and Preferred Stock Certificate for the balance of such Warrants and Preferred Stock be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:________________________


X_____________________________ ______________________________


______________________________
Address
______________________________
Social Security or
Taxpayer Identification Number


______________________________
Signature Guaranteed



TOLLYCRAFT YACHT CORPORATION

ASSIGNMENT FORM

"A" WARRANT CERTIFICATE TO PURCHASE COMMON STOCK
ADDENDUM TO PREFERRED STOCK CERTIFICATE



To Be Executed by the Registered Holder in Order to Assign Warrants and Preferred Stock


FOR VALUE RECEIVED, ________________, hereby sells, assigns and transfers unto

___________________________________________________________________
PLEASE PRINT OR TYPE NAME OF PARTIES
___________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
______________________ ______________________ ______________________
PLEASE PRINT OR TYPE ADDRESS TO BE DELIVERED TO

the "A" Warrants and Preferred Stock represented by this Warrant Certificate and Preferred Stock Certificate, and hereby irrevocably constitutes and appoints _____________________________ as its/his/her attorney-in-fact to transfer this Warrant Certificate and Preferred Stock Certificate on the books of the Company, with full power of substitution in the premises.

Dated:________________________


X_____________________________
Signature Guaranteed




THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE AND PREFERRED STOCK CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.